Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

NORFOLK COUNTY RETIREMENT SYSTEM, on behalf of itself and all others similarly situated, Plaintiff, vs. THE FIRST AMERICAN CORPORATION, FIRST ADVANTAGE CORPORATION, and PARKER S. KENNEDY, Defendants.	) ) ) ) ) ) ) ) ) ) ) ) )	C.A. No. 4710-VCS

NOTICE OF PENDENCY OF CLASS ACTION,

PRELIMINARY CLASS ACTION DETERMINATION,

PROPOSED SETTLEMENT OF CLASS ACTION,

SETTLEMENT HEARING, AND RIGHT TO APPEAR

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF FIRST ADVANTAGE CORPORATION COMMON STOCK BETWEEN JUNE 29, 2009 AND NOVEMBER 18, 2009 INCLUSIVE.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS LAWSUIT. IF THE COURT APPROVES THE PROPOSED SETTLEMENT OF THIS LAWSUIT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS, AND ADEQUACY OF THE PROPOSED SETTLEMENT AND RELATED MATTERS, AND FROM PURSUING THE RELEASED CLAIMS (AS DEFINED HEREIN).

I. THE PURPOSE OF THIS NOTICE

This Notice is to inform you of the above-captioned action (the “Action”) pending in the Court of Chancery of the State of Delaware (the “Court”), and a proposed settlement (the “Settlement”) of the Action, which relates to an exchange offer by The First American Corporation (“First American”) for the shares of First Advantage stock that First American did not already own.

This Notice also informs you of the Court’s provisional certification of a non-opt-out Class (as defined below) for purposes of the Settlement, and of your right to participate in a hearing to be held on January 14, 2010, at 10:00 a.m., at New Castle County Courthouse, 500 North King Street, Wilmington, Delaware (the “Settlement Hearing”), to determine: (i) whether to approve the Settlement as fair, reasonable, adequate, and in the best interests of the Class;

(ii) whether to enter judgment dismissing the Action with prejudice and to extinguish and release all Released Claims (as defined below) such that no member of the Class could sue on such claims again; (iii) whether to permanently certify the Class (as defined below) pursuant to Court of Chancery Rules 23(a) and 23(b)(1) and (b)(2); (iv) whether to certify Norfolk County Retirement System (the “Plaintiff”) as class representative; and (v) if the Court approves the Settlement, whether to grant the application of Plaintiff’s counsel for an award of attorneys’ fees and reimbursement of expenses in an amount not to exceed $925,000, to be paid by First American or its successor in interest (see Section X, below), as well as to consider such other matters as may properly come before the Court.

The Court has determined that the Action shall be provisionally maintained as a class action for settlement purposes, by Plaintiff as representative of the Class and its counsel as counsel for the Class, on behalf of a class consisting of all record and beneficial common stockholders of First Advantage from June 29, 2009 through November 18, 2009, inclusive, including any and all of their respective successors in interest, representatives, trustees, executors, administrators, heirs, assigns, or transferees, immediate and remote, and any other person or entity acting for or on behalf of, or claiming under, any of them (the “Class”).

This Notice describes the rights you may have under the Settlement and what steps you may – but are not required – to take in relation to the Settlement.

If the Court approves the Settlement, the parties to the Action will ask the Court to enter an Order and Final Judgment (the “Final Judgment”) dismissing the Action with prejudice on the merits.

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THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT. IT IS BASED ON STATEMENTS OF THE PARTIES AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF THE COURT’S OPINION AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY PARTY.

II. BACKGROUND OF THE LAWSUIT

On June 29, 2009, First American – the parent company of First Advantage – announced that it had made an unsolicited offer to acquire all of the issued and outstanding shares of First Advantage Class A common stock that it did not already own, at a fixed exchange ratio of 0.5375 of a share of First American common stock for each share of First Advantage Class A common stock (the “Proposed Transaction”). The proposed exchange ratio of 0.5375 represented an offer price of $14.04 per share and a 10.2% premium over First Advantage’s stock price, based on the two companies’ closing stock prices on June 26, 2009.

A special committee of First Advantage’s Board of Directors, consisting of four independent directors with no ties to First American (the “Special Committee”), was empowered to evaluate and explore the Proposed Transaction. The Special Committee retained Morgan Stanley & Co. Incorporated as financial advisor.

On July 2, 2009, Plaintiff filed the Action in this Court on behalf of the public stockholders of First Advantage, alleging that Defendants had breached their purported fiduciary duties to First Advantage shareholders. Before commencing the Action, Plaintiff’s Counsel, on behalf of Plaintiff and the putative class, retained Frank Torchio, from Forensic Economics, Inc., as its financial expert (“Plaintiff’s Financial Expert”).

On August 3, 2009, counsel for Plaintiff and First Advantage executed an Agreement for First Advantage voluntarily to produce certain key documents to enable Plaintiff’s Counsel and Plaintiff’s Financial Expert to evaluate the Proposed Transaction. Those documents included: (i) Morgan Stanley’s first two presentations to the Special Committee; (ii) resolutions of First Advantage’s Board of Directors creating the Special Committee; and (iii) approved minutes of Special Committee meetings (collectively, the “Initial Documents”). The Agreement also allowed Plaintiff (through its counsel and expert) to express its views to First Advantage’s Counsel about the process, valuation, and strategy relating to the Proposed Transaction. First Advantage’s Counsel agreed to convey those views to the Special Committee.

Plaintiff’s Counsel reviewed and analyzed the Initial Documents, with assistance from Plaintiff’s Financial Expert. Plaintiff’s Counsel also conducted research into the members of the Special Committee and into other publicly available information concerning First Advantage and First American, including the companies’ SEC filings, news releases, and historical stock prices.

On September 11, 2009, at Plaintiff’s Counsel’s request, First Advantage’s Counsel and two Managing Directors of Morgan Stanley met with Plaintiff’s Counsel and Plaintiff’s Financial Expert to hear their analyses of the Proposed Transaction. Immediately following that meeting, First Advantage’s Counsel and Morgan Stanley held a telephonic meeting with the Special Committee and conveyed Plaintiff’s Counsel’s and Plaintiff’s Financial Expert’s views to the Special Committee for consideration. First Advantage’s Counsel also sent the Special Committee a copy of Plaintiff’s Financial Expert’s presentation.

On October 2, 2009 and subsequent dates, First Advantage produced to Plaintiff additional approved minutes of Special Committee meetings, and Plaintiff’s Counsel reviewed those minutes upon receipt.

On October 8, 2009, First American announced that it had reached an agreement with the Special Committee on a revised offer for First American to acquire the remaining shares of First Advantage stock through an exchange offer at a ratio of 0.58 of a share of First American stock for each share of First Advantage Class A common stock. First American said it hoped to be able to effect a short-form merger under Delaware law to acquire any shares not tendered in the exchange offer. (The exchange offer and the related transactions described in Defendants’ SEC filings shall be referred to collectively as the “Transactions.”)

On October 9, 2009, First American filed with the SEC a Registration Statement on Form S-4 (the “S-4”) and a Schedule TO (the “TO”), and First Advantage filed a Schedule 14D-9 (the “14D-9”), in connection with the Transactions. The S-4, TO, and 14D-9 (collectively, the “Disclosure Documents”) explained the terms of the Transactions, including a number of critical conditions such as: (i) a nonwaivable condition that a majority of the shares of First Advantage not owned by First American and its affiliates (including its executive officers and directors),

Experian Information Solutions, Inc. and its subsidiaries, and First Advantage and its executive officers, directors, and subsidiaries (collectively, the “Minority Shares”) must be validly tendered and not properly withdrawn before the exchange offer’s expiration date (the “Minimum Condition”); and (ii) a waivable condition that the number of shares validly tendered and not properly withdrawn must, when added to the shares that First American already owns or controls, give First American ownership or control of at least 90% of First American’s outstanding Class A shares (after giving effect to the conversion of Class B shares into Class A shares) so that First American then could effect a short-form merger to acquire all the remaining shares of First Advantage that it would not own at that time (the “Merger Condition”). Plaintiff’s Counsel and Plaintiff’s Financial Expert analyzed the Disclosure Documents in detail.

On October 15, 2009, Defendants moved to dismiss the Action and to stay discovery pending resolution of their dispositive motions.

Later in the evening of October 15, 2009, counsel for all parties held a lengthy telephone conference call concerning the Disclosure Documents and the Action. During the call, Plaintiff’s Counsel enumerated and reviewed the aspects of the exchange offer and the Disclosure Documents that they and their client considered problematic.

On October 16, 2009, First American agreed to produce documents to Plaintiff in connection with the Transactions. Those documents included the due-diligence files maintained by First Advantage and First American in a joint data room, minutes of meetings of the Ad Hoc Committee, First American board minutes and materials relating to the Transactions, and documents from the files of persons at First American primarily responsible for negotiating the Transactions. First Advantage also agreed to supplement its production of the Initial Documents by producing all other nonprivileged documents that went to or from the Special Committee concerning the Transactions, including all of Morgan Stanley’s presentations to the Special Committee and its “talking points” for discussions with First American officials and the Ad Hoc Committee. In addition, First Advantage produced its updated financial projections for the third and fourth quarters of 2009, which revisions were based on actual results for the first two months (July and August) of the third quarter.

On October 19, 2009, Plaintiff’s Counsel served a subpoena duces tecum upon Morgan Stanley seeking documents relating to the Transactions.

Starting on October 16, 2009, counsel for the parties engaged in extensive arm’s-length negotiations concerning a possible settlement of the Action, subject to Plaintiff’s counsel’s review of the produced materials as well as substantial confirmatory discovery. Those discussions culminated in a Memorandum of Understanding (the “MOU”), dated October 26, 2009, providing for the resolution of the Action, subject to confirmatory discovery.

The MOU provided that First American would amend the terms of the Transactions: (i) to grant a subsequent offering period of at least three business days after expiration of the exchange offer, subject to certain conditions, and (ii) to recalculate (and increase) the number of shares needed to meet the Minimum Condition. The MOU further provided that Defendants would: (i) amend the Disclosure Documents to reflect the changes necessitated as a result of the Settlement; (ii) take reasonable measures to incorporate additional disclosure items identified by

Plaintiff; (iii) give Plaintiff an opportunity to review the proposed amendments to the Disclosure Documents; and (iv) take reasonable efforts to incorporate any comments that Plaintiff provided after reviewing the proposed amendments.

The MOU also provided for Plaintiff to take confirmatory discovery to determine whether the proposed Settlement is fair, reasonable, and adequate and in the best interests of the members of the Class (the “Class Members”). As part of this discovery, Plaintiff’s Counsel and Plaintiff’s Financial Expert held a conference call on October 29, 2009 with Morgan Stanley and First Advantage’s Counsel to clarify certain aspects of the Transactions and Morgan Stanley’s review of the Transactions. Plaintiff’s Financial Expert asked Morgan Stanley a number of specific questions and received answers that he deemed satisfactory.

In addition, Plaintiff’s Counsel conducted three depositions: (i) Anthony Piszel, First American’s Chief Financial Officer, on October 2, 2009, in Irvine, California; (ii) David Walker, a Co-Chair of the Special Committee, on November 2, 2009, in Washington, D.C.; and (iii) James Head, a Managing Director of Morgan Stanley on November 3, 2009, in New York City.

On October 30, 2009, First American filed an amended Schedule S-4 (the “Amended S-4”), which (among other things): (i) disclosed a higher number of outstanding shares of First Advantage common stock – and thus a higher number of shares needed to meet the Minimum Condition – than the initial S-4 had disclosed (a discrepancy that Plaintiff’s Counsel had pointed out), and (ii) stated that First American had agreed to provide First Advantage shareholders with at least three additional business days during which they could tender their common stock (a change that Plaintiff’s Counsel had requested).

On November 3, 2009, First Advantage filed an amended Schedule 14D-9 (the “Amended 14D-9”), which (among other things): (i) added a description (at Plaintiff’s Counsel’s request) of First Advantage’s Counsel’s and Morgan Stanley’s meeting with Plaintiff’s Counsel and Plaintiff’s Financial Expert on September 11, 2009, and (ii) clarified (pursuant to a question raised by Plaintiff’s Counsel) that the 14D-9’s descriptions of ranges of financial metrics relating to other companies reflected representative, rather than absolute, ranges, based on Morgan Stanley’s judgments about which metrics and companies should be considered representative.

Pursuant to the MOU, Plaintiff’s Counsel reviewed and approved the Amended S-4 and Amended 14D-9 before those documents were filed.

At the close of the exchange offer on November 10, 2009, more than 90% of the Minority Shares were validly tendered and not properly withdrawn. In accordance with the MOU and the Amended S-4, First American announced on November 11, 2009 that it had commenced a subsequent offering period, expiring on November 17, 2009 at 5:00 p.m. EST, to give First Advantage shareholders another opportunity to tender their shares in exchange for 0.58 of a share of First American stock. On November 18, 2009, First American consummated the short-form merger described in the Disclosure Documents, thereby completing the Transactions.

III. SUMMARY OF THE SETTLEMENT TERMS

Since the filing of Plaintiff’s Complaint in the Action, the exchange offer was increased from 0.5375 to 0.58 of a share of First American stock for each share of First Advantage common stock. In addition, First American filed an amended S-4 with the SEC on October 30, 2009 that: (i) increased the number of shares needed to meet the exchange offer’s Minimum Condition and (ii) provided First Advantage shareholders with an additional period during which they could tender their stock. First Advantage similarly filed an amended 14D-9 with the SEC on November 3, 2009 that made the changes described above. The full terms of the Settlement are set forth in the Stipulation (see Sections IV and XII, below). The full texts of the original and the amended S-4 and 14D-9 are available at www.sec.gov.

IV. RELEASES

Under the terms of the Settlement, Plaintiff and all Class Members (as well as their related Releasors, as defined in the Stipulation) will settle, release, and give up all Released Claims (as defined), which include all claims, known or unknown, that were or could have been asserted against Defendants or any other Releasee (as defined) in the Action or in any other forum (including any claims arising under federal or state law) arising out of or relating to the acts, events, matters, or occurrences in the Action or the Transactions, or any disclosures made in connection therewith (including the adequacy and completeness of such disclosures), or the prosecution, defense, or settlement of the Action; provided, however, that the Released Claims do not include: (i) the parties’ right to enforce the terms of the Stipulation, the Final Judgment, and the Transactions and (ii) claims arising out of any properly perfected demands for appraisal pursuant to 8 Del. C. § 262. The Defendants and Releasees also will give certain releases to the Releasors. The release provisions are detailed, and you should read the full text of the Stipulation if you want to learn the precise terms of the releases. The release provisions are reprinted as an Appendix at the end of this notice.

V. REASONS FOR THE SETTLEMENT

Plaintiff, through Plaintiff’s Counsel, has completed a thorough investigation of the claims and allegations asserted in the Action, as well as the underlying events and transactions relevant to those claims and allegations. In connection with their investigation, Plaintiff’s Counsel conducted certain confirmatory discovery as described above.

In agreeing to the Settlement, Plaintiff and its counsel considered: (i) the benefits to the members of the Class from participating in the Transactions; (ii) the facts developed during discovery and the law applicable thereto; (iii) the attendant risks of continued litigation and the uncertainty of the outcome of the Action; (iv) the developments over the course of the litigation; and (v) the desirability of permitting the Settlement to be consummated according to the terms of the Stipulation. Plaintiff and Plaintiff’s Counsel believe that the Settlement is fair, reasonable, and adequate and is in the best interests of Plaintiff and the Class.

Defendants have denied and continue to deny that they engaged in any wrongdoing, committed any unlawful or improper acts, breached any of their fiduciary duties, violated any law, aided or abetted the commission of any unlawful or improper acts, or have any liability of any kind to Plaintiff or the Class in connection with any of the matters complained of in the Action, the Proposed Transaction, the Transactions, and the Disclosure Documents as originally filed and as amended. Nevertheless, Defendants consider it desirable that the Action be settled and dismissed on the merits and with prejudice and without costs to any party (except as set forth below) to avoid the distraction, burden, and expense of further litigation.

VI. CLASS ACTION DETERMINATION

The Court has provisionally certified the Action as a class action for purposes of the Settlement only, pursuant to Rule 23 of the Delaware Court of Chancery Rules. At the Settlement Hearing, the Court will consider, among other things, whether the Class should be certified permanently.

VII. THE SETTLEMENT HEARING

The Court has scheduled the Settlement Hearing to be held on January 14, 2010, at 10:00 a.m., at the New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801, to determine: (i) whether to approve the Settlement as fair, reasonable, adequate, and in the best interests of the Class; (ii) whether to enter judgment dismissing the Action with prejudice and extinguish and release all Released Claims, such that no Plaintiff or Class Member could sue on such claims again; (iii) whether the Class should be permanently certified and whether Plaintiff and its counsel have adequately represented the Class; (iv) if the Court approves the Settlement, whether to grant Plaintiff’s Counsel’s application for an award of attorneys’ fees and reimbursement of expenses (see Section X below); and (v) such other matters as may properly come before the Court.

The Court may adjourn the Settlement Hearing or any part thereof without further notice of any kind. You should check with the office of the Clerk of Court about any possible changes in the hearing date. The Court also may approve the Settlement with or without modification, enter the Final Judgment, and order the payment of attorneys’ fees and expenses without further notice of any kind. In addition, the Court may approve the Settlement at or after the Settlement Hearing with such modification(s) as may be consented to by the parties to the Stipulation and without further notice to the Class.

VIII. YOUR RIGHT TO APPEAR AND OBJECT

Any Class Member who wishes to object to the fairness, reasonableness, or adequacy of the Settlement, the Stipulation, the certification of the Class, or the proposed request for attorneys’ fees and expenses must both serve on the parties’ counsel and file with the Court a statement of his, her, or its objections. Any such objection must be received by the parties’ counsel and the Court no later than ten (10) days before the date of the Settlement Hearing, by January 4, 2010. The parties’ counsel are:

Sidney S. Liebesman	Donald J. Wolfe, Jr.
FINGER, SLANINA & LIEBESMAN, LLC	Brian Ralston
One Commerce Center	POTTER ANDERSON & CORROON LLP
1201 N. Orange Street, 7th Floor	Hercules Plaza
Wilmington, DE 19801	1313 N. Market Street
Wilmington, DE 19899

Christian Douglas Wright

Danielle Gibbs

YOUNG CONAWAY STARGATT & TAYLOR LLP

P.O. Box 391

Wilmington, DE 19899-0391

The statement of objection must state the specific reason(s), if any, for each objection, including any legal support you wish to bring to the Court’s attention and any evidence you wish to introduce in support of your objection. Any objection also must include the following information about the Class Member: (i) name; (ii) address; (iii) telephone number; and (iv) number of shares of First Advantage common stock held at all times during the Class Period. In addition, the Class Member must provide proof of ownership of First Advantage common stock during the Class Period (for example, a brokerage statement showing that he, she, or it held First Advantage common stock during the Class Period).

You may file an objection on your own behalf, or through an attorney hired at your own expense. If you hire an attorney to represent you in connection with filing an objection, the attorney must both serve on the parties’ counsel and file with the Court a notice of appearance, which must be received no later than ten days before the date of the Settlement Hearing, by January 4, 2010.

Any Class Member who files and serves a written objection pursuant to the procedures described above – and, unless otherwise ordered by the Court, only such Class Members – may appear at the Settlement Hearing, either in person or through counsel hired at your expense, to assert your objections. Class Members or their attorneys intending to make an appearance at the Settlement Hearing must both serve on the parties’ counsel and file with the Court a notice of intention to appear. Any such notice must be received by the parties’ counsel and the Court no later than ten (10) days before the date of the Settlement Hearing, by January 4, 2010.

Any Class Member who does not comply with the provisions of this Section VIII will waive and forfeit any and all rights he, she, or it might otherwise have to appear at the Settlement Hearing and/or to object to the Settlement, the Stipulation, or the proposed attorneys’ fees and expenses (including in any appeal), and shall be bound by all the terms of this Settlement and by all proceedings, orders, and judgments in the Action.

A Class Member who does not object to the Settlement or Plaintiff’s Counsel’s application for an award of attorneys’ fees and reimbursement of expenses need not do anything.

IX. FINAL JUDGMENT OF THE COURT

If the Court determines that the Settlement, as provided for in the Stipulation, is fair, reasonable, adequate, and in the best interests of the Class, the parties will ask the Court to enter a Final Judgment that will, among other things: (i) permanently certify the Action as a class action pursuant to Delaware Court of Chancery Rules 23(a), 23(b)(1), and 23(b)(2) for settlement purposes on behalf of the Class; (ii) determine that the requirements of the Delaware Court of Chancery Rules and due process have been satisfied in connection with the Notice; (iii) certify Plaintiff as class representative; (iv) approve the Settlement as fair, reasonable, and adequate and in the best interests of the Class; (v) dismiss the Action with prejudice on the merits as against all Defendants, without costs except as herein provided, and release Defendants and all other Releasees from the Released Claims; and (vi) determine any award of attorneys’ fees and expenses for Plaintiff’s Counsel, as discussed in Section X, below.

X. THE APPLICATION FOR ATTORNEYS’ FEES AND EXPENSES

If the Court approves the Settlement, Plaintiff’s Counsel intend to ask the Court for an award of attorneys’ fees (including expenses) in an amount not to exceed $925,000, which First American or its successor-in-interest has agreed to pay, subject to the Court’s approval. Any award of attorneys’ fees and expenses will be in addition to the Settlement and will not reduce or in any way affect the benefits of the Settlement. Final resolution of Plaintiff’s Counsel’s fee application is not a precondition to the dismissal of the Action in accordance with the Stipulation, and the Court may consider the fee application separately from the proposed Settlement.

XI. RETURN TO STATUS QUO

If the Court does not approve the Settlement, or if the Settlement is terminated or otherwise does not become effective for any reason, the Action shall proceed, without prejudice to any party, as if the Settlement had not been reached and the Stipulation had not been submitted to the Court. If the Settlement is terminated, neither the MOU nor the Settlement nor the Stipulation shall be deemed to prejudice the position of any party in any way; nor shall the MOU, the Settlement, or this Stipulation, or their contents, or any action taken pursuant to them (including any provisional certification of the Class), be admissible in evidence or referred to for any purpose in the Action or any other legal proceeding.

XII. SCOPE OF THIS NOTICE

This notice is not all-inclusive. References to the pleadings in the Action, the Stipulation, the Disclosures, and all other papers or proceedings are only summaries and do not purport to be comprehensive. For the full details of the Action, the claims that have been asserted, and the terms and conditions of the Settlement, including a complete copy of the Stipulation and related Orders and proposed forms of Orders, you may consult the Court’s files for the Action. You or your attorney may examine the public Court files during regular business hours at the office of the Register in Chancery, New Castle County Courthouse, 500 North King Street, Suite 1551, Wilmington, Delaware 19801.

XIII. INQUIRIES OR COMMENTS

Inquiries or comments about the Settlement should be directed in writing to the attention of the following counsel for the Class:

Sidney S. Liebesman

FINGER, SLANINA & LIEBESMAN, LLC

One Commerce Center

1201 N. Orange Street, 7th Floor

Wilmington, DE 19801

PLEASE DO NOT CALL OR WRITE TO THE COURT

Dated: November 20, 2009

APPENDIX

Release Provisions from Settlement Agreement

1. Pursuant to this Stipulation and the Final Judgment (as defined below), and without further action by anyone, on and after the Effective Date, Plaintiff and all other Class Members, on behalf of themselves and all other Releasors (as defined below), for good and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, shall be deemed to have, and by operation of law and of the Final Judgment shall have, completely, fully, finally, and forever compromised, settled, released, waived, relinquished, discharged, extinguished, and dismissed with prejudice:

a. all Released Claims (as defined below) against each and every one of the Defendants and other Releasees (as defined below);

b. all claims, damages, and liability as to any or all of the Plaintiff or Plaintiff’s Counsel that relate in any way to any acts, omissions, nondisclosures, facts, matters, transactions, occurrences, or oral or written statements or representations in connection with, or directly or indirectly relating to, the prosecution, defense, or settlement of the Action or to this Stipulation; and

c. all claims against Defendants and any of the other Releasees for attorneys’ fees, costs, or disbursements incurred by Plaintiff’s Counsel or any other counsel representing Plaintiff or the Class Members in connection with or related in any manner to the Action or the settlement of the Action, except to the extent otherwise specified in this Stipulation.

2. The term “Releasors” means Plaintiff, all members of the Class, and their heirs, executors, administrators, beneficiaries, predecessors, successors, affiliates (as defined in 17 C.F.R. Part 210.1-02.b), and assigns, and any person or entity claiming by, through, or on behalf of any Class Member, whether in an individual, direct, class, derivative, representative, legal, or equitable capacity or in any other capacity.

3. The term “Released Claims” means all claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses, matters, and issues, known or unknown (including Unknown Claims, as defined below), contingent or absolute, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, that have been or could have been asserted against Defendants or any other Releasee by or on behalf of Plaintiff, any other member of the Class, or any other Releasor in the Action or in any other court, tribunal, or proceeding (including, but not limited to, any claims arising under federal, state, foreign, or common law, including the federal securities laws and any state disclosure law) arising out of or relating to the acts, events, facts, matters, transactions, occurrences, statements, representations, misrepresentations, nondisclosures, or omissions set forth in or otherwise related to the allegations in the Action or the Transactions, or any disclosures (including the Disclosure Documents) made in connection therewith (including the adequacy and completeness of such disclosures), or the prosecution, defense, or settlement of the Action, or this Stipulation; provided, however, that the Released Claims shall not include: (i) the right of the Parties to enforce in the Court the terms of this Stipulation, the Final Judgment, and the Transactions and (ii) any properly perfected claims for appraisal pursuant to 8 Del. C. § 262.

4. The term “Releasees” means Defendants and any of their related parties, including, without limitation, their families, parent entities, controlling persons, associates, affiliates (as defined in 17 C.F.R. Part 210.1-02.b), or subsidiaries, and each and all of their respective past, present, and future officers, directors, stockholders, principals, representatives, employees, attorneys, financial or investment advisors, insurers, coinsurers, reinsurers, consultants, accountants, investment bankers, commercial bankers, entities providing fairness opinions, underwriters, brokers, dealers, advisors, agents, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors, and assigns.

5. Plaintiff, the Class Members, and all other Releasors covenant that they will not assert, or allow to be asserted on their behalf, any Released Claim against any Defendant or other Releasee.

6. Pursuant to this Stipulation and the Final Judgment, and without further action by anyone, on and after the Effective Date, Defendants’ Counsel and the other Releasees, on behalf of themselves, their heirs, executors, administrators, predecessors, successors, affiliates (as defined in 17 C.F.R. Part 210.1-02.b), assigns, any person or entity claiming by or through Releasees, and any other person or entity representing Defendants, for good and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, shall be deemed to have, and by operation of law and of the Final Judgment shall have, fully, finally, and forever released, relinquished, settled, and discharged Plaintiff, Plaintiff’s Counsel, and all other Releasors from any and all claims, whether known claims or Unknown Claims, that relate in any way to any and all acts directly or indirectly relating to the prosecution, defense, or settlement of the Action or to this Stipulation, except any claims to enforce the terms of this Stipulation or the Final Judgment.

7. Pursuant to this Stipulation and the Final Judgment, and without further action by anyone, on and after the Effective Date, Plaintiff’s Counsel, on behalf of themselves, their heirs, executors, administrators, predecessors, successors, affiliates (as defined in 17 C.F.R. Part 210.1-02.b), assigns, partners, shareholders, and any person or entity claiming by or through any of them, for good and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, shall be deemed to have, and by operation of law and of the Final Judgment shall have, fully, finally, and forever released, relinquished, settled, and discharged Defendants, Defendants’ Counsel, and all other Releasees from any and all claims, whether known claims or Unknown Claims, that relate in any way to any and all acts directly or indirectly relating to the prosecution, defense, or settlement of the Action, or to this Stipulation, except any claims to enforce the terms of this Stipulation and the Final Judgment.

8. All parties releasing claims pursuant to this Subsection II.A (the “Releasing Parties”) acknowledge, and by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those that they now know or believe to be true concerning the claims being released (as described above), but that, as of the Effective Date, all Releasing Parties intend, and by operation of law shall be deemed to intend, to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all released claims described above, whether known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, that now exist, heretofore existed, or might hereafter exist, and without regard to the subsequent discovery of additional or different facts. The Releasing Parties acknowledge, and by operation of law shall be deemed to have acknowledged, that Unknown Claims (as defined below) are expressly included among the claims being released and that such inclusion was expressly bargained for, was and is a key element of the Settlement, and was relied upon by each and all of the Parties and other releasees in entering into the MOU and this Stipulation.

9. The term “Unknown Claims” means any claim that any Releasing Party did not or does not know or suspect to exist in his, her, or its favor at the time of entry into this Stipulation or of the release of the released claims, to the extent any such claim arises or has arisen out of the acts, events, facts, matters, transactions, occurrences, statements, representations, misrepresentations, or omissions set forth in or otherwise related to the allegations in the Action, the Transactions, or disclosures made in connection therewith (including the adequacy and completeness of such disclosures), or the prosecution, defense, or settlement of the Action, including, without limitation, those claims that, if known, might have affected the decision to enter into, or not object to, the Settlement or the Stipulation.

10. With respect to any of the claims released pursuant to this Subsection II.A, the Parties stipulate and agree that, upon the Effective Date, the Parties shall expressly waive, and all other members of the Class and all other Releasing Parties shall be deemed to have, and by operation of the Final Judgment shall have, waived, relinquished, and released any and all provisions, rights, and benefits conferred by or under Cal. Civ. Code § 1542 or any other law of the United States or any state or territory of the United States, or principle of common law, or the law of any other country or jurisdiction, that is similar, comparable, or equivalent to Cal. Civ. Code § 1542, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

11. Notwithstanding any other provisions of this Stipulation, nothing in the Final Judgment or this Stipulation shall bar any action or claim by any Party to enforce the terms of this Stipulation or the Final Judgment.